Exhibit 4.1

NUMBER U-__________		UNITS
SEE REVERSE FOR CERTAIN DEFINITIONS	CARTESIAN GROWTH CORPORATION III

CUSIP [•]

UNITS CONSISTING OF ONE CLASS A ORDINARY SHARE AND
ONE-HALF OF ONE REDEEMABLE WARRANT, EACH WHOLE WARRANT ENTITLING THE HOLDER
TO PURCHASE ONE CLASS A ORDINARY SHARE

THIS CERTIFIES THAT ______________________________________________________________________________________________ is the owner of ________________________________________________________________________________________________ Unit(s).

Each Unit (“Unit”) consists of one (1) Class A ordinary share, par value $0.0001 per share (“Class A Ordinary Share”), of Cartesian Growth Corporation III, a Cayman Islands exempted company (the “Company”), and one-half (1/2) of one redeemable warrant (each whole warrant, a “Warrant”). Each Warrant entitles the holder to purchase one (1) Class A Ordinary Share for $11.50 per share (subject to adjustment). Each Warrant will become exercisable thirty (30) days after the Company’s completion of a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”), and will expire unless exercised before 5:00 p.m., New York City Time, on the date that is five (5) years after the date on which the Company completes its initial Business Combination, or earlier upon redemption or liquidation. The Class A Ordinary Share(s) and Warrant(s) comprising the Unit(s) represented by this certificate are not transferable separately prior to , 2025, unless Cantor Fitzgerald & Co. informs the Company of its decision to allow earlier separate trading, except that in no event will the Class A Ordinary Shares and Warrants be separately tradeable until the Company has filed with the United States Securities and Exchange Commission a Current Report on Form 8-K which includes an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the Company’s initial public offering (the “IPO”) and issued a press release announcing when such separate trading will begin. No fractional Warrants will be issued upon separation of the Units and only whole Warrants will trade. The terms of the Warrants are governed by a Warrant Agreement, dated as of , 2025 (the “Warrant Agreement”), between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 1 State Street, 30th Floor, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

Upon the completion of an initial Business Combination, the Unit(s) represented by this certificate will automatically separate into the Class A Ordinary Share(s) and Warrant(s) comprising such Unit(s).

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Company.

This certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

Witness the facsimile signature(s) of the duly authorized officer(s) of the Company.

By:
	[Title]	[Title]

CARTESIAN GROWTH CORPORATION III

The Company will furnish without charge, to each unitholder who so requests, a statement of the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT -	_____ Custodian ______
TEN ENT –	as tenants by the entireties		(Cust)	(Minor)
JT TEN –	as joint tenants with right of survivorship		under Uniform Gifts to Minors
	and not as tenants in common		Act ______________
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign, and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Unit(s) represented by the within certificate, and do hereby irrevocably constitute and appoint

____________________________________________________________________________________________________________Attorney

to transfer the said Unit(s) on the books of the within named Company with full power of substitution in the premises.

Dated  ___________________________

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (OR ANY SUCCESSOR RULE)).

As more fully described in, and subject to the terms and conditions described in, the final prospectus for the IPO dated             , 2025, the holder(s) of this certificate shall be entitled to receive a pro rata portion of certain funds held in the trust account established in connection with the IPO (the “Trust Account”) only in the event that (i) the Company redeems the Class A Ordinary Shares included in the Units sold in the IPO and liquidates because it does not consummate an initial Business Combination within the period of time set forth in the Company’s amended and restated memorandum and articles of association (as the same may be amended from time to time, the “Articles”), or by such earlier liquidation date as the Company’s board of directors may approve, or (ii) if the holder(s) properly redeem for cash his, her or its respective Class A Ordinary Shares included in the Units represented by this certificate in connection (x) with a general meeting called to approve the initial Business Combination, or (y) without a shareholder vote by means of a tender offer (or proxy solicitation, solely in the event the Company seeks shareholder approval of the proposed initial Business Combination) setting forth the details of a proposed initial Business Combination, or (z) with a shareholder vote to amend the Articles (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Class A Ordinary Shares included in the Units sold in the IPO if it does not consummate an initial Business Combination within the period of time set forth in the Articles or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the Trust Account.